UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2017
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037
(Address of principal executive offices) (Zip code)

Registrant's Telephone Number, Including Area Code:  (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 24, 2017 (the “Rights Dividend Declaration Date”), the Board of Directors (the “Board of Directors”) of PICO Holdings, Inc. (the “Company”) adopted a Section 382 rights plan (the “Section 382 Rights Plan”) and declared a dividend distribution of one right for each outstanding share of the Company’s common stock to stockholders of record at the close of business on August 4, 2017. The Board of Directors adopted the Section 382 Rights Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (“NOLs”). If the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), the Company’s ability to fully utilize the NOLs on an annual basis will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of those benefits. The Section 382 Rights Plan is intended to act as a deterrent to any person (an “Acquiring Person”) acquiring (together with all affiliates and associates of such person) beneficial ownership of 4.99% or more of the Company’s outstanding common stock within the meaning of Section 382 of the Code, without the approval of the Board of Directors. Stockholders who beneficially own 4.99% or more of the Company’s outstanding common stock as of the Rights Dividend Declaration Date will not be deemed to be an Acquiring Person, but such person will be deemed an Acquiring Person if such person (together with all affiliates and associates of such person) becomes the beneficial owner of securities representing a percentage of the Company’s common stock that exceeds by 1% or more the lowest percentage of beneficial ownership of the Company’s common stock that such person had at any time since the Rights Dividend Declaration Date. The description and terms of the rights are set forth in a Section 382 Rights Agreement, dated as of July 24, 2017 (the “Section 382 Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent.

The Rights. On the Rights Dividend Declaration Date, the Board of Directors authorized the issuance of one right (a “Right”) for each outstanding share of the Company’s common stock to the Company’s stockholders of record as of 5:00 p.m., New York City time, on August 4, 2017. Subject to the terms, provisions and conditions of the Section 382 Rights Agreement, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.001 per share, for a purchase price of $67.50 per Right (the “Purchase Price”). Prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including any dividend, voting or liquidation rights.

Initial Exercisability. The Rights are not exercisable until the earlier of (i) ten days after a public announcement that a person has become an Acquiring Person and (ii) ten business days (or such later date as may be determined by the Board of Directors) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person. The date that the Rights become exercisable under the Section 382 Rights Agreement is referred to as the “Distribution Date.” Until the Distribution Date, the Company’s common stock certificates will evidence the Rights. Any transfer of the Company’s common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, separate Rights certificates will be issued, and the Rights may be transferred apart from the transfer of the underlying shares of the Company’s common stock, unless and until the Board of Directors has determined to effect an exchange pursuant to the Section 382 Rights Agreement (as described below).

“Flip-In” Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become void), will from and after the Distribution Date, have the right to receive, upon exercise of a Right and payment of the Purchase Price, a number of shares of the Company’s common stock having a market value of two times the exercise price of the Right, which will initially be the Purchase Price. However, Rights are not exercisable following the occurrence of a person becoming an Acquiring Person until such time as the Rights are no longer redeemable by the Company (as described below).

Exempted Persons and Exempted Transactions. The Board of Directors recognizes that there may be instances when an acquisition of shares of the Company’s common stock that would cause a stockholder to become an Acquiring Person may not jeopardize or endanger in any material respect the availability of the NOLs to the Company or certain other tax benefits. Accordingly, the Section 382 Rights Agreement grants discretion to the Board of Directors to designate a person as an “Exempted Person” or to designate a transaction as an “Exempted Transaction.” An “Exempted Person” cannot become an Acquiring Person and an “Exempted Transaction” cannot result in a person becoming an Acquiring Person. Any person will cease to be an Exempted Person if (A) such person ceases to beneficially own 4.99% or more of the shares of the Company’s then outstanding common stock, or (B) subject to certain exceptions set forth in the Section 382 Rights Agreement, after the date of such determination by the Board of Directors of the Company, such person, together with all affiliates and associates of such person, becomes the beneficial owner of securities representing a percentage of the Company’s common stock that exceeds by 1% or more the lowest percentage of beneficial ownership of the Company’s common stock that such person had at any time since the date such person first became the beneficial owner of 4.99% or more of the then outstanding shares of the Company’s common stock. Also, the Board of Directors can revoke an “Exempted Person” designation if it subsequently makes a contrary determination regarding whether a person jeopardizes or endangers in any material respect the availability of the NOLs to the Company.

Redemption. At any time until ten calendar days following the first date of public announcement that a person has become an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment) (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the Right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange. At any time after a person becomes an Acquiring Person, the Board of Directors may exchange the Rights (other than Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio equal to (i) a number of shares of common stock per Right with a value equal to the spread between the value of the number of shares of common stock for which the Rights may then be exercised and the Purchase Price or (ii) if prior to the acquisition by the Acquiring Person of 50% or more of the Company’s outstanding common stock, one share of common stock per Right (subject to adjustment).

Expiration. The Section 382 Rights Agreement will expire on the earliest of the following:

•
5:00 p.m., New York City time, on July 24, 2020 (if and only if the Company’s stockholders have ratified the Section 382 Rights Agreement on or prior to the final adjournment of the annual meeting of stockholders of the Company scheduled to be held in 2018);

•
the date of the final adjournment of the annual meeting of stockholders of the Company scheduled to be held in 2018 (if and only if the Company’s stockholders have not ratified the Section 382 Rights Agreement on or prior to such date);

•	the redemption of the Rights;

•	the exchange of the Rights;

•	the time at which the Board of Directors determines that the Section 382 Rights Agreement is no longer necessary or desirable for the preservation of tax benefits; and

•	the close of business on the first day of a taxable year to which the Board of Directors determines that no tax benefits may be carried forward.

Anti-Dilution Provisions. The Board of Directors may adjust the Purchase Price of the Series A Junior Participating Preferred Stock, the number of shares of Series A Junior Participating Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a share dividend, a share split or a reclassification of the Series A Junior Participating Preferred Stock or of the Company’s common stock, as the case may be. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Amendments. Prior to the Distribution Date, the Board of Directors may supplement or amend any provision of the Section 382 Rights Agreement in any respect without the approval of the holders of the Rights. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend the Section 382 Rights Agreement without the approval of any holders of the Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in the Section 382 Rights Agreement which may be defective or inconsistent with any other provisions therein, (iii) to shorten or lengthen any time period thereunder, or (iv) to change or supplement the provisions thereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person); provided, however, the Section 382 Rights Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.

In connection with the adoption of the Section 382 Rights Agreement, the Board of Directors approved a Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of the State of Delaware on July 24, 2017.

The foregoing summaries of the Section 382 Rights Agreement and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the complete text of the Section 382 Rights Agreement and the Certificate of Designation, copies of which have been filed as Exhibits 4.1 and 3.1, respectively, to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 24, 2017, and each exhibit is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
3.1
Certificate of Designation of Series A Junior Participating Preferred Stock of PICO Holdings, Inc. filed with the Secretary of the State of Delaware on July 24, 2017 (filed as Exhibit 3.1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 24, 2017)

4.1
Section 382 Rights Agreement, dated as of July 24, 2017, by and between PICO Holdings, Inc. and Computershare Trust Company, N.A. (filed as Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 24, 2017)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2017

PICO HOLDINGS, INC.

By: /s/ John T. Perri

John T. Perri
Chief Financial Officer